Exhibit 4.10

EXECUTION VERSION

FIRST AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                    FIRST AMENDMENT, dated as of February 10, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory hereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

                WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of  December 24, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and

                WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

                NOW, THEREFORE, the parties hereto hereby agree as follows:

                1.        As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                2.        Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

        "Borrowing Base Collateral" shall mean Mortgaged Collateral, Flight Simulators and QEC Kits.

        "Eligible Borrowing Base Collateral Value" shall mean, at the time of any determination thereof, an amount equal to Adjusted Orderly Liquidation Value minus the Ineligible Collateral and Reserves Amount.

        "Adjusted Orderly Liquidation Value" shall mean, at the time of any determination thereof, an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral, less an amount equal to the aggregate Orderly Liquidation Value of Borrowing Base Collateral sold or otherwise disposed of by the Borrower or any of the Guarantors since the date of the Current Appraisal hereinafter referred to most recently delivered to the Agents (such amount shall be determined by either Agent (in consultation with the other Agent) by estimating such Orderly Liquidation Value based on the most current appraisal of Collateral delivered pursuant to Section 4.01(h), 4.02(h) or 5.09, as the case may be (such appraisal, the "Current Appraisal")).

        "Ineligible Collateral and Reserves Amount" shall mean, at the time of any determination thereof, the sum of each of the following, without duplication (at the time of each such determination, (x) each ineligible item described in clauses (a) through (o) shall be supported by the Borrower's internal financial books and records or estimated by the Borrower in a manner reasonably satisfactory to either Agent (in consultation with the other Agent) and (y) certain ineligibles and reserves will be based upon the Current Appraisal):

     (a)    an amount equal to any maintenance costs anticipated by the Borrower to be in excess of the amount thereof assumed in the Current Appraisal;

     (b)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral (including, without limitation, parked or stored aircraft (including aircraft temporarily out of service)), on an aggregate basis, stored at a location not owned by the Borrower or a Guarantor unless either Agent (in consultation with the other Agent) has consented to such storage location, in such Agent's sole commercially reasonable discretion;

     (c)    an amount equal to the amount by which the Orderly Liquidation Value of an aircraft has decreased (as reasonably determined by either Agent (in consultation with the other Agent and the Appraiser)) as a result of variations to aircraft reliability assumptions with respect to such aircraft in the Current Appraisal as set forth in the reliability report delivered in conjunction with the Borrowing Base Certificate in accordance with Schedule I of the most recent Borrowing Base Certificate;

     (d)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral located on vendor premises; provided, that at such time as the Agents have completed their due diligence and review of the Borrower's and the Guarantors' current vendor liability related to maintenance or overhaul services provided on Eligible Borrowing Base Collateral and the Agents have quantified such vendor liability (with any additional amounts the Agents may deem reasonably necessary for such vendor liability), only the amount of such vendor liability and any additional amounts the Agents deem reasonably necessary shall be included in the Ineligible Collateral and Reserves Amount;

     (e)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is not located in the United States (excluding Borrowing Base Collateral maintained in the United States but used for service outside of the United States);

     (f)    an amount equal to the Orderly Liquidation Value of aircraft and spare engines that have been sub-leased to third parties, or spare parts that have been loaned to or exchanged with third parties;

     (g)    an amount equal to the Orderly Liquidation Value of any Borrowing Base Collateral (or portion thereof) that has been modified specifically for the Borrower's use or Borrowing Base Collateral designed exclusively for the Borrower's use, including, but not limited to, property containing technology, logos, designs, fashion and other proprietary property of this nature (for example, but not by way of limitation, seat covers and tapestries);

     (h)    an amount equal to three times the monthly expenses for rent and related charges incurred by the Borrower and the Guarantors for leased storage and maintenance facilities where Borrowing Base Collateral is maintained;

     (i)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral stored at a leased location for which either Agent (in consultation with the other Agent and in its sole commercially reasonable discretion) has requested the Borrower obtain a landlord waiver, if such waiver (i) has not been delivered to the Agents, (ii) is not reasonably satisfactory in form and substance to the Agents or (iii) is not in full force and effect;

     (j)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is subject to a perfected first priority Lien in favor of any Person other than the Collateral Agent;

     (k)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral to which the Borrower does not have sole, good, valid and unencumbered title (other than Liens which are permitted pursuant to Section 6.01 and junior by operation of law or otherwise contractually subordinated to the Liens securing the Obligations), including, without limitation, Borrowing Base Collateral that is on consignment and is not owned solely by the Borrower;

     (l)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is not adequately insured as determined by either Agent (in consultation with the other Agent) in its sole commercially reasonable discretion, pursuant to the terms of the Agreement (it being understood that the determination hereunder shall be consistent with the determinations by the Agent pursuant to Section 5.03);

     (m)    an amount equal to the Orderly Liquidation Value of unserviceable (as determined by the Borrower) QEC Kits, to the extent that such QEC Kits had been appraised as serviceable in the Current Appraisal;

     (n)    an amount equal to the Orderly Liquidation Value of Borrowing Base Collateral that is spare engines that have been scrapped or surveyed for scrap by the Borrower, or determined by the Borrower to be surplus, to the extent that such spare engines had been appraised as spare engines in the Current Appraisal; plus

     (o)    an amount equal to the anticipated costs to comply with modifications (aviation directives) from time to time mandated by the FAA.

     3.        The definitions of the terms "Borrowing Base", "Borrowing Base Amendment" and "Borrowing Base Certificate" set forth in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:
             "Borrowing Base" shall mean on any date the amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to 55% of Eligible Borrowing Base Collateral Value minus (i) the Carve-Out, (ii) a reserve satisfactory to the Agents (in consultation with the Initial Lenders) on account of pari passu cash management claims granted pursuant to Section 2.23(a) and permitted by Section 6.03(viii), (iii) the Tranche A Reserve and (iv) other availability reserves established by the Agents in their commercially reasonable discretion (it being understood that the reserves referred to in clauses (ii) and (iv) of this sentence shall not be applicable to extensions of credit in Stage I).  Borrowing Base standards (in respect of matters other than cash management claims) may be established and revised from time to time by the Agents in their sole commercially reasonable discretion (provided, that the Agents may not revise Borrowing Base standards if the effect thereof would be to increase the foregoing advance rate or the amount of the Borrowing Base without the consent of the requisite Lenders as set forth in Section 10.10),with any changes in such standards to become effective five (5) Business Days after delivery of notice thereof to the Borrower.

            "Borrowing Base Amendment" shall mean that certain First Amendment, dated as of February 10, 2003 to the Revolving Credit, Term Loan and Guaranty Agreement.

            "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit H together with all supporting documentation required to be delivered as specified in Schedule 1 to Exhibit H (with such changes therein from time to time as may be required by the Collateral Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as referred to therein and as provided for in Section 5.07.

      4.        Section 5.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

    SECTION 5.07  Borrowing Base Certificate.  Following the execution and delivery of the Borrowing Base Amendment, furnish to the Agents and the Collateral Agent as soon as available and in any event (i) on or before the last Business Day of each month, a monthly Borrowing Base Certificate as of the last day of the immediately preceding month and (ii) if requested by either Agent (in consultation with the other Agent) or Collateral Agent at any other time when either Agent (in consultation with the other Agent) or Collateral Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, or at any time following the occurrence and continuation of an Event of Default, as soon as reasonably available but in no event later than three (3) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as either Agent (in consultation with the other Agent) or Collateral Agent shall reasonably request.
      5.       Section 5.09 of the Credit Agreement is hereby amended by deleting the number "30" appearing therein and inserting in lieu thereof the number "45".

      6.        The Credit Agreement is hereby further amended by adding a new "Exhibit H" in the form attached hereto as Exhibit A.

      7.        This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Initial Lenders, and the Agents shall have received evidence satisfactory to it of such execution.

      8.        Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

      9.        The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

      10.       This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

      11.       This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      12.        This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:
UNITED AIR LINES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President & Chief Financial Officer

GUARANTOR:
UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President & Chief Financial Officer

GUARANTOR:
UAL LOYALTY SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
UAL COMPANY SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
CONFETTI, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MILEAGE PLUS HOLDINGS, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MILEAGE PLUS MARKETING, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MYPOINTS.COM, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
CYBERGOLD, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
ITARGET.COM, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MYPOINTS OFFLINE SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
UAL BENEFITS MANAGEMENT, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED BIZJET HOLDINGS, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZ JET CHARTER, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZJET FRACTIONAL, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZJET SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
KION LEASING, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
PREMIER MEETING AND TRAVEL SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
UNITED AVIATION FUELS CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
UNITED COGEN, INC.

By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Vice President and Secretary

GUARANTOR:
MILEAGE PLUS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:
UNITED GHS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED WORLDWIDE CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED VACATIONS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:
FOUR STAR LEASING, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
AIR WIS SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
AIR WISCONSIN, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
DOMICILE MANAGEMENT SERVICES, INC.

By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Vice President and Secretary

LENDERS:

JPMORGAN CHASE BANK, As a co-administrative agent, Paying Agent and a Lender

By: /s/ John C. Riordan
Name: John C. Riordan
Title: Vice President

CITICORP USA, INC.
As a co-administrative agent and a Lender

By: /s/ James J. McCarthy
Name: James J. McCarthy
Title: Director and Vice President

BANKONE, NA
as a Lender

By: /s/ Patrick J. Fravel
Name: Patrick J. Fravel
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
as a Lender

By: /s/ Alan Strauss
Name: Alan Strauss
Title: Vice President - Team Leader